UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2019

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-12182	95-3647070
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 600-5600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Omega Patents, LLC Litigation

As previously disclosed, in December 2013, a patent infringement lawsuit was filed against CalAmp Corp. (the “Company”) by Omega Patents, LLC, (“Omega”), a non-practicing entity, alleging that certain of the Company’s vehicle tracking products infringed on four patents asserted by Omega. On February 24, 2016, the jury in the U.S. District Court for the Middle District of Florida awarded Omega damages for infringement on all four patents. Following trial, Omega brought a motion seeking entry of judgment, an injunction, and requested treble damages and attorneys’ fees. On July 19, 2017, the court entered an amended judgment including the award of attorneys’ fees and supplemental damages for sales after the jury verdict, for a total final judgment of $15 million. The Company appealed to the Court of Appeals for the Federal Circuit (the “Federal Circuit”) and on April 8, 2019, the Federal Circuit vacated the compensatory and enhanced damages and attorney’s fees awarded by the trial court to Omega, set aside the jury’s verdict that the Company’s alleged infringement was willful, and remanded the case for a new trial.

The new trial began on September 23, 2019 in the U.S. District Court for the Middle District of Florida, and on September 30, 2019, the jury determined that the Company infringed two of the four patents; however, the jury found that there was no willful infringement. On the first patent (U.S. Pat. No. 7,671,727), the jury found only one unit infringed, and assessed $1 in damages. On the second patent (U.S. Pat. No. 8,032,278), the jury found direct infringement and awarded damages at a rate of $5 per unit, for total damages of approximately $4.6 million.

We disagree with the verdict and certain rulings made before and during trial, and we intend to vigorously pursue our rights through post-trial motions and, if necessary, another appeal.

We have also initiated ex parte reexamination proceedings filed in the U.S. Patent and Trademark Office seeking to invalidate Omega’s patents that were found infringed during the litigation. Those proceedings currently remain pending. We continue to believe that our products do not infringe on any valid, asserted claim of Omega’s patents.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP. Registrant

By:	/s/ Kurtis Binder
Kurtis Binder
Executive Vice President and Chief Financial Officer

Dated: October 3, 2019